Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Comtech Telecommunications Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.10 par value per share	457(c)	606,302	$9.23(2)	$5,596,167.46(2)	0.0000927	$518.76
Total Offering Amounts					$5,596,167.46		$518.76
Total Fees Previously Paid							$—
Total Fee Offsets							$518.76	(3)
Net Fee Due							$—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Comtech Telecommunications Corp.	S-4	333-236840	March 2, 2020	-	$518.76	(3)	(3)	(3)	-	-
Fee Offset Sources	Comtech Telecommunications Corp.	S-4	333-236840	-	March 2, 2020	-	-	-	-	-	$18,400 (3)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock(4)	1,381,567 (5)	$37,620,069.41	S-3	333-253827	March 15, 2021

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on July 12, 2022 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the “SEC”), in accordance with Rule 457(c) under the Securities Act.

Exhibit 107

(3)	A filing fee of $18,400 was previously paid in connection with the registrant’s March 2, 2020 filing of a registration statement on Form S-4 (File No. 333-236840), which filing was subsequently withdrawn on October 15, 2020. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $518.76 currently due pursuant to this registration statement.

(4)	No registration fee is payable in connection with the 1,381,567 shares of common stock that were previously registered under Form S–3 (File No. 333-253827), originally filed with the SEC on March 3, 2021 and subsequently declared effective (the “Prior Registration Statement,” as amended and/or supplemented), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 606,302 shares of common stock that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $5,596,167.46. See “Statement Pursuant to Rule 429” in this registration statement.

(5)	1,381,567 shares of common stock registered under the Prior Registration Statement are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.